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                                  EXHIBIT 10.2


                                   N2H2, INC.

                              2002 STOCK AWARD PLAN

                         EFFECTIVE AS OF AUGUST 2, 2002



SECTION 1. INTRODUCTION.

        The Board of Directors of N2H2, Inc., a Washington corporation (the "Company") adopted the N2H2, Inc. 2002 Stock Award Plan on August 2, 2002.

        The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Eligible Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

        The Plan seeks to achieve this purpose by providing for Awards of Common Stock in the form of bonuses to be made from time to time.

        Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or a Stock Award Notice.

SECTION 2. DEFINITIONS.

        (a) "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

        (b) "AWARD" means any award of Common Stock under the Plan.

        (c) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

        (d) "COMMITTEE" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

        (e) "COMMON STOCK" means the Company's common stock.

        (f) "CONSULTANT" means an individual who provides bona fide Services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or director.

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        (g) "ELIGIBLE EMPLOYEE" means any individual who is a common law employee of the Company, a Parent, a Subsidiary or an Affiliate of the Company or a Consultant, provided, however, that no employee who is (i) a director of the Company or (ii) considered an officer of the Company within the meaning of Section 16(b) of the Exchange Act and shall be considered an "Eligible Employee."

        (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (i) "FAIR MARKET VALUE" means the market price of Shares, determined by the Committee as follows:

               (i) If, as of the date of determination, the Shares are traded over-the-counter but are not classified as a national market issue, then the Fair Market Value shall be equal to the average of the high and low trading prices quoted by the NASDAQ system for such date;

               (ii) If, as of the date of determination, the Shares are traded over-the-counter and are classified as a national market issue, then the Fair Market Value shall be equal to the average of the high and low trading prices quoted by the NASDAQ system for such date;

               (iii) If, as of the date of determination, the Shares are traded on a stock exchange, then the Fair Market Value shall be equal to the average of the high and low trading prices reported by the applicable composite transactions report for such date; and

               (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        (j) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (k) "PLAN" means this N2H2, Inc. 2002 Stock Award Plan as it may be amended from time to time.

        (l) "SERVICE" means service as an Eligible Employee.

        (m) "SHARE" means one share of Common Stock.

        (n) "STOCK AWARD NOTICE" means the notice described in Section 6 evidencing each Award.



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        (o) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

        (a) COMMITTEE COMPOSITION. The Compensation Committee ("the Committee") shall administer the Plan. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

        (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

               (i) selecting Eligible Employees who are to receive Awards under the Plan;

               (ii) determining the number and other features and conditions of such Awards;

               (iii)  interpreting the Plan; and

               (iv) making all other decisions relating to the operation of the Plan.

        The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. So long as the Committee has such authority, the Committee's determinations under the Plan shall be final and binding on all persons.

        Notwithstanding the foregoing, the authority provided above is concurrent with, and does not supercede, the authority of the Company's Board of Directors and may be revoked or modified at any time by the Board.

        (c) INDEMNIFICATION. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from
        (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Award Notice, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.



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SECTION 4. ELIGIBILITY.

        Only Eligible Employees shall be eligible to receive Awards under the Plan.

SECTION 5. SHARES SUBJECT TO PLAN.

        The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 10,000 Shares on a fully diluted basis, subject to adjustment pursuant to Section 7.

SECTION 6. TERMS AND CONDITIONS FOR STOCK AWARDS.

        (a) TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Common Stock at such times and in such amounts as determined by the Committee.

        (b) STOCK AWARD NOTICE. Each Award issued under the Plan shall be made by delivery of a Stock Award Notice to the recipient. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the Stock Award Notice. The provisions of the various Stock Award Notices issued in connection with Awards made under the Plan need not be identical.

SECTION 7. ADJUSTMENTS IN NUMBER OF SHARES AVAILABLE FOR AWARD.

        In the event that the Company shall (A) declare a dividend on the Common Stock payable in Common Stock or payable in a form other than Common Stock in an amount that has a material effect on the price of Shares,
        (B) subdivide the outstanding Shares of Common Stock, (C) combine the outstanding Shares of Common Stock (by reverse stock split or otherwise) into a smaller number of Shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in the number of Shares available for future Awards under Section 5.


SECTION 8. LIMITATIONS ON RIGHTS.

        (a) RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee or Consultant of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any



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        time, and for any reason, subject to applicable laws, the Company's
        Articles of Incorporation and Bylaws and a written employment agreement (if any).

        (b) REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 9. WITHHOLDING TAXES.

        The Company shall utilize its standard payroll withholding procedures to satisfy any withholding tax obligations that arise in connection with Awards made pursuant to the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

SECTION 10. GOVERNING LAW.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except its choice-of-law provisions).

SECTION 11. DURATION AND AMENDMENTS.

        (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board. To the extent required by applicable law, the Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 11(b).

        (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan's termination.

SECTION 12. EXECUTION.

        To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                             N2H2, INC.

                                             By /s/ J. PAUL QUINN
                                                --------------------------------

                                             Title Chief Financial Officer
                                                   -----------------------------



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